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                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


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                              FORM 8-K

                           CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) of the
                 SECURITIES EXCHANGE ACT OF 1934



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Date of Report (Date of earliest event reported):  November 12, 1996






                      Saf T Lok Incorporated
         (Exact name of registrant as specified in charter)



     Florida                              1-11968         65-0142837
     (State or other jurisdiction         (Commission     (IRS employer
      of incorporation)                    file number)    identification no.)



       18245 S.E. Federal Highway, Tequesta, Florida             33401
       (Address of principal executive offices)                (Zip code)




Registrant's telephone number, including area code:  (561) 743-5625



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Item 5.  OTHER EVENTS

Lisa A. Broderick assumed the presidency of the Registrant on November 12, 1996, at which time Robert L. Gilbert III resigned the presidency to become
Vice Chairman. Ms. Broderick now serves as Chief Executive Officer of the Registrant. Simultaneously, Cynthia T. Gilbert resigned as Vice President, Treasurer and Secretary and as a director of the Registrant. Ms. Broderick shall serve as interim Chief Financial Officer until a replacement is hired. Jeffrey W. Brooks shall serve as interim Secretary until a replacement is hired.

Ms. Broderick (33) is a Managing Director of American Capital Partners, Ltd., a New York-based merchant banking and financial consulting firm specializing in business planning and investing in small capitalization companies such as the Registrant. She earned a bachelors degree in Economics from Stanford University.



Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Cynthia T. Gilbert resigned as Vice President, Treasurer and Secretary and as a Director of the Registrant and Robert L. Gilbert III resigned as President and Chief Executive Officer of the Registrant on November 12, 1996.

Ms. Gilbert cited her pregnancy as the reason for her resignation. Mr. Gilbert cited a desire to spend more time with his family for his resignation. Neither has expressed any disagreement whatsoever with the Registrant on any matter relating to the Registrant's operations, policies or practices and neither delivered any written notice of resignation to the Registrant.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 13, 1996              SAF T LOK INCORPORATED

                                      By: /s/ Frank W. Brooks
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                                      Frank W. Brooks
                                      Chairman